Exhibit 99.1

[LOGO OF DOLE FOOD COMPANY, INC.]
P.O. Box 5132 — Westlake Village, CA 91359-5132 — 818-874-4000 — Fax 818-874-4893

NEWS RELEASE
Contact: Freya Maneki
818-879-6812

DOLE FOOD COMPANY, INC. CEO AND CFO FILE
SWORN STATEMENTS WITH SEC EARLY

WESTLAKE VILLAGE, California -- August 23, 2002 -- Dole Food Company, Inc. (NYSE: DOL) today announced that its Chairman and Chief Executive Officer, David H. Murdock, and its Vice President and Chief Financial Officer, Richard J. Dahl, have each filed sworn statements with the United States Securities and Exchange Commission in the form prescribed by the SEC without modification or qualification, pursuant to an SEC order issued on June 27, 2002. These statements, made under oath, cover Dole’s Annual Report on Form 10-K for fiscal year 2001, its quarterly reports on Form 10-Q for the first and second quarters of fiscal year 2002, its 2002 definitive proxy materials and its current reports on Form 8-K filed after the date on which the Form 10-K for fiscal year 2001 was filed.

Because Dole is not on a calendar fiscal year, the sworn statements were not required to be filed until November 19, 2002; however, the company elected to file the statements early. The company today filed a Current Report on Form 8-K containing copies of the sworn statements. The Form 8-K is available on Dole’s Web site at: www.dole.com.

Dole Food Company, Inc., with 2001 revenues of $4.5 billion, is the world’s largest producer and marketer of high-quality fresh fruit, fresh vegetables and fresh-cut flowers, and markets a growing line of packaged goods.

This release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “will” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena, market responses to industry volume pressures, product and raw materials supplies and pricing, electrical power supply and pricing, changes in interest and currency exchange rates, economic crises in developing countries, international conflict, quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.